Exhibit 15.2

April 28, 2016

Phoenix New Media Limited

Sinolight Plaza, Floor 16, No. 4, Qiyang Road

Wangjing, Chaoyang District

Beijing 100102

People’s Republic of China

Dear Sir/Madam:

We consent to the reference to our firm under the headings of “Risk Factors” and “Regulatory Matters” in Phoenix New Media Limited’s Annual Report on Form 20-F for year ended December 31, 2015, which will be filed with the Securities and Exchange Commission (the “SEC”). We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2015.

In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ Zhong Lun Law Firm
Zhong Lun Law Firm

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